                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joseph L. McCormick, Senior Vice President, General Counsel and
Assistant Secretary and Brian K. Shore, Vice President, Associate General
Counsel and Secretary, the undersigned's true and lawful attorneys-in-fact to:

(1)     Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of ONE Gas, Inc. (the Corporation), Forms 3,
        4, and 5 in accordance with Section 16(a) of the Securities Exchange
        Act of 1934 and the rules thereunder;

(2)     Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
        Forms 3, 4, or 5 and timely file such form with the United States
        Securities and Exchange Commission and any stock exchange or similar authority;

(3)     Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain the terms and conditions as such attorneys-in-fact may approve in such attorneys-in-
        fact's discretion.

        The undersigned hereby grants to each such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of revocation, hereby ratifying and confirming all that each such attorneys-in-
fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that neither the Corporation nor the above-named individuals, in serving in such capacity at the request of the undersigned, are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

        The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June 2023.

                                   /s/ Deborah A.P. Hersman
                                   -------------------------------
                                   Deborah A.P. Hersman

                                 CONFIRMING STATEMENT

        This Statement confirms that the undersigned has authorized and designated Joseph L. McCormick, Senior Vice President,General Counsel and
Assistant Secretary, and Brian K. Shore, Vice President, Associate General
Counsel and Secretary, to execute and file on the undersigned's behalf all
Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of
ONE Gas, Inc. The authority of the above-named individuals under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, or 5 with regard to the undersigned's ownership of or transactions in securities of ONE Gas, Inc. unless earlier revoked in writing. This Statement revokes all such special powers of attorney granted to individuals in the past to act on behalf of the undersigned for the purposes stated above. The undersigned acknowledges that neither ONE Gas, Inc. nor the above-named individuals are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                   /s/ Deborah A.P. Hersman
                                   -------------------------------
                                   Deborah A.P. Hersman

Dated: June 30, 2023